UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

PACIFIC CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1021 Anacapa Street, Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05           Costs Associated with Exit or Disposal Activities

From March 16 through March 18, 2009, Pacific Capital Bancorp (the “Company”) advised its employees of its plan to reduce the Company’s workforce by approximately 300 employees, or approximately 22% of total staffing, in an ongoing effort to improve its cost structure. The reduction will begin immediately with approximately 80 positions eliminated in the first quarter of 2009, with the remainder of the positions eliminated in the second quarter of 2009. The Company expects to recognize annual savings of approximately $20.0 million as a result of the reduction in force.  The Company expects to incur one-time severance-related costs of between $3 million and $5 million as a result of the reduction in workforce. A copy of the press release issued March 18, 2009, announcing the Company’s plans to reduce its workforce, is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(c) Exhibits:

              Exhibit No.              Description
              --------------------------------------------------------------
                    99.1               Press release dated March 18, 2009

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFIC CAPITAL BANCORP

Date:	March 18, 2009	/s/ Frederick W. Clough
Frederick W. Clough
Executive Vice President
and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Pacific Capital Bancorp press release dated March 18, 2009, announcing plans to reduce its workforce by approximately 22% in the first and second quarters of 2009.